CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Copeland Trust with respect to the filing of the Prospectus and Statement of Additional Information for Copeland International Risk Managed Dividend Growth Fund, a series of Copeland Trust.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

December 7, 2012